Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

BY THE CHIEF FINANCIAL OFFICER, AS ADOPTED

PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

The certification set forth below is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and pursuant to SEC Release No. 33-8238 is being “furnished” to the SEC rather than “filed” either as part of the Report or as a separate disclosure statement, and is not to be incorporated by reference into the Report or any other filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The foregoing certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18 or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

I, Timothy A. Peach, Chief Financial Officer of OnCure Holdings, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.               The quarterly report on Form 10-Q of the Company for the quarter ended March 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m); and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 9, 2012

/s/ Timothy A. Peach
Timothy A. Peach
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)